CUSIP No. 3621LQ109	Page 21 of 26

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 13, 2018

[Signature Pages Follow]

CUSIP No. 3621LQ109	Page 22 of 26

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

HATTERAS VENTURE PARTNERS IV SBIC, L.P.

By:	Hatteras Venture Advisors IV SBIC, LLC, its general partner

By:	/s/ Clay B. Thorp
Manager

HATTERAS VENTURE ADVISORS IV SBIC, LLC

By:	/s/ Clay B. Thorp
Manager

HATTERAS NC FUND, L.P.

By:	Hatteras Venture Advisors IV, LLC, its general partner

By:	/s/ Clay B. Thorp
Manager

HATTERAS VENTURE ADVISORS IV, LLC

By:	/s/ Clay B. Thorp
Manager

HATTERAS VENTURE PARTNERS IV, L.P.

By:	Hatteras Venture Advisors IV, LLC, its general partner

By:	/s/ Clay B. Thorp
Manager

HATTERAS VENTURE ADVISORS V, LLC

By:	/s/ Clay B. Thorp
Manager

CUSIP No. 3621LQ109	Page 23 of 26

HATTERAS VENTURE PARTNERS V, L.P.

By:	Hatteras Venture Advisors V, LLC, its general partner

By:	/s/ Clay B. Thorp
Manager

*
John C. Crumpler

*
Clay B. Thorp

*
Christy Shaffer

*
Kenneth B. Lee

*
Douglas Reed

*
Robert A. Ingram

By:	/s/ Clay B. Thorp
Clay B. Thorp, as Attorney-in-Fact